Exhibit 99.1

Texas Rare Earth Resource Corp. elects General Gregory S. Martin to its Board of Directors

HOUSTON, Feb. 23, 2011 /PRNewswire/ -- Texas Rare Earth Resources Corp. (Pink Sheets:TRER) announces that it has elected retired four star Air Force General Gregory “Speedy” Martin to its Board of Directors..

General Martin, USAF (retired), final assignment was as the Commander, Air Force Materiel Command. In that capacity, he led nearly 80,000 personnel. Included under his command were the Air Force Research Laboratory, all Air Force Acquisition support and Test and Evaluation operations, as well as the three Air Force Air Logistics Centers. General Martin initiated the most significant organizational and process transformation in the history of the Air Force Materiel Command (AFMC). Centered around the “Lean Engineering Model”, AFMC achieved unprecedented “on time” maintenance and logistics performance improvements while at the same time reducing costs to the operational commands by 20%.

In his previous assignment he was the Commander of the United State Air Force Europe, Air Component Commander US European Command and the Commander for Nato’s Allied Air Forces North which conducted operations in support of Operation Enduring Freedom in Afghanistan and Operation Iraqi Freedom .

Since retirement, General Martin has served as a consultant to companies including GE Aviation and Northrop Grumman. He is on the Defense Advisory Board of Unisys and a board member of Alenia North America.

Dan Gorski, CEO of Texas Rare Earth Resources Corp. stated, "Texas Rare Earth is honored to have General Martin join our Board. The breadth of his high level leadership and deeply relevant work in the materials command will provide uniquely valuable experience and perspective as we develop our Round Top rare earth-beryllium-uranium deposit. The Department of Energy has stated that heavy rare earth elements of the type found at Round Top are critical for United States national technology development.

Forward-Looking Information
This press release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "goal," "estimates," "should," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward looking statements in this press release include, without limitation, the Company's expectations of the value per metric ton of its mineral deposits, the percentage of heavy rare earth and ratio of heavy to light REE, the amount of metric tons contained in the Round Top rhyolite, ability to mine and economically process our mineral deposits, ability to sell our mineral product, expansion strategies, access to capital, access to joint venture partners, competition, regulatory risks, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this press release.

About Texas Rare Earth

Texas Rare Earth Resources Corp.'s primary focus is developing its Round Top Mountain rare earth-beryllium-uranium deposit. Texas Rare Earth's common stock trades on the Pink OTC Market under the symbol TRER.

For Further Information please contact:
Dan Gorski-CEO: Texas Rare Earth Resources Corp.
Ph 361-790-5246
Email dgorski@texasrareearth.com
Or View the Company's Website:
http://www.texasrareearth.com/

CONTACT:  Dan Gorski, CEO of Texas Rare Earth Resources Corp., +1-361-790-5246, dgorski@texasrareearth.com